EXHIBIT 31.2

I, Gregory A. Gould, certify that:

1. I have reviewed this annual report on Form 10-K/A of SeraCare Life Sciences, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Gregory A. Gould

Gregory A. Gould
Chief Financial Officer
Date: January 30, 2012